Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
EARNS NET INCOME OF $3.0 MILLION FOR FOURTH QUARTER,
$10.1 MILLION FOR THE YEAR
ATLANTA, GA (January 20, 2011) — Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $3.0 million for the fourth quarter of 2010 compared to net income of $1.9 million for the fourth quarter of 2009. After accounting for the TARP preferred dividend, basic and diluted income per share for the fourth quarter of 2010 were $.20 and $.18, respectively, compared to a basic and diluted income per share of $.11 in the fourth quarter of 2009. Net income for the year ended December 31, 2010 was $10.1 million compared to net loss of $3.9 million for 2009. Basic and diluted income per share for the year ended December 31, 2010 were $.64 and $.57, respectively, compared to basic and diluted loss per share of $.70 for 2009.

	For the quarter ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
	(In Thousands)

Net Income	$2,988	$2,081	$4,869	$195	$1,928
Income Tax Expense (Benefit)	932	913	2,647	(93)	920
Provision For Loan Losses	6,975	5,025	1,150	3,975	7,500
Write-down of ORE	573	698	1,615	1,367	731
Other cost of ORE Operations	483	713	743	802	1,299

Pre-Tax, Pre-Credit Related Earnings	11,951	9,430	11,024	6,246	12,378
Less Security Gains	—	—	(2,291)	—	(4,789)

Core Operating Earnings (1)	$11,951	$9,430	$8,733	$6,246	$7,589

(1)
The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove income taxes, provision for loan losses, cost of operation of ORE, and security gains because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

For the fourth quarter of 2010, net income increased 44% from prior quarter and 55% from prior year while core operating earnings for the fourth quarter of 2010 increased 27% and 57%, respectively.
James B. Miller, Jr. Chairman said, “We continue, in this post-recession new credit world, focused on our strategic plan for growth. Because we see opportunity and steady improvement in earnings, substantial investment in our electronic banking and data processing operations and in personnel for compliance and lending continues.”

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 20, 2011
PERSONNEL
Fidelity continues to retain and attract talented bankers in the Atlanta area. At the end of 2009, Fidelity had 488 full time equivalent employees. At the end of 2010, the number of full time equivalent employees increased by 71 to 559. The mortgage department grew by 44 employees, indirect lending grew by 10 employees, commercial lending grew by four employees and SBA lending grew by four employees with the balance primarily in support areas.
ASSET QUALITY
Net charge-offs were $7.2 million in the fourth quarter of 2010 compared to $13.0 million in the fourth quarter of 2009. Year to date, net charge-offs decreased $13.3 million for the year ended December 31, 2010 to $19.1 million compared to $32.4 million in 2009. For the three year period from January 1, 2008 to December 31, 2010, cumulative net charge-offs were $71.0 million compared to an aggregate provision for loan losses of $82.5 million. During this period, for every dollar of net charge-offs realized, the Company recorded $1.16 in provision. The ratio of net charge-offs to average loans outstanding was 1.44% for the year ended December 31, 2010, compared to 2.44% for 2009. Fidelity reported an allowance for loan losses of $28.1 million or 2.00% of total loans at December 31, 2010, compared to $30.1 million or 2.33% at December 31, 2009. The decrease was a result of improving nonaccrual loans and nonperforming assets trends and overall credit trends.
Nonperforming residential construction and development loans at December 31, 2010, included financing for 86 houses and 815 lots and land totaling $54.1 million. During the fourth quarter, $3.1 million of nonperforming construction loans were paid down by our customers.
During the fourth quarter of 2010, $3.9 million of ORE assets were sold while $3.6 million were added to ORE. ORE consists of 55 houses, representing 29.2% of the total ORE balance, 366 lots and eight commercial properties. ORE decreased $1.3 million to $20.5 million at December 31, 2010, compared to $21.8 million at December 31, 2009.
The provision for loan losses for the fourth quarter of 2010 was $7.0 million compared to $7.5 million for the same period in 2009. The provision for loan losses for the year ended December 31, 2010 was $17.1 million compared to $28.8 million in 2009 as a result of improving asset quality and lower charge-offs during the period.
DEPOSITS
Total deposits at December 31, 2010, of $1.613 billion reflect the improvement in the deposit mix brought about by the Bank’s strategy to increase core deposits. The Bank aggressively marketed its non-certificate of deposit products in 2010. As a result, demand, money market and savings accounts increased $160.6 million or 18.9% at December 31, 2010, compared to December 31, 2009. The reduction in the interest rate paid on deposit accounts during the year demonstrates the Company’s commitment to improved net interest margin.

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 20, 2011

	December 31,			December 31,			September 30,
	2010			2009			2010
	$		%	$		%	$		%
	(Dollars in Millions)
Core deposits(1)	$1,304.5		80.9%	$1,194.3		77.0%	$1,270.0		81.3%
Time Deposits > $100,000	246.3		15.2	257.4		16.6	208.9		13.4
Brokered deposits	62.5		3.9	99.0		6.4	82.4		5.3

Total deposits	$1,613.3		100.0%	$1,550.7		100.0%	$1,561.3		100.0%

Quarterly rate on deposits		1.19%			2.03%			1.42%

(1)	Core deposits are transactional, savings, and time deposits under $100,000.
REAL ESTATE
New residential construction loan advances made during the quarter totaled $3.6 million, while the payoffs of construction loans totaled $13.2 million. Residential construction and A&D loans totaled $115.5 million at December 31, 2010, which decreased 26% from $156.7 million at December 31, 2009. There were 304 houses and 1,415 lots financed at December 31, 2010, compared to 375 houses and 1,617 lots at December 31, 2009.
Total residential and commercial construction and land loans decreased to $116.8 million or 8.3% of loans at December 31, 2010, from $154.8 million or 12.0% of loans at December 31, 2009, and as a percentage of capital was 59% at December 31, 2010. The regulatory guideline is a maximum of 100%.
All real estate loans, excluding owner-occupied properties, as a percentage of capital was 138% at December 31, 2010. The regulatory guideline is a maximum of 300%.
NET INTEREST MARGIN
Net interest margin increased 57 basis points to 3.88% in the fourth quarter of 2010 compared to 3.31% in the fourth quarter of 2009, and increased 18 basis points from 3.70% for the third quarter of 2010. Net interest income for the fourth quarter of 2010 increased $2.8 million or 18.7% when compared to the same period in 2009. The increase in net interest income for the quarter is a result of a greater reduction in the cost of funds than the decrease in the yield on earning assets.
The net interest margin increased 71 basis points to 3.66% in the year ended December 31, 2010 compared to 2.95% in 2009 due to our increased lending and a reduction in our cost of funds. Average total interest earning assets increased $16.7 million or 0.9% while average loans increased $29.4 million or 2.0% for the year ended December 31, 2010, compared to 2009, respectively. We reduced our deposit cost of funds by 108 basis points during the year ended December 31, 2010 compared to December 31, 2009, while the average deposit balance remained relatively flat. Net interest income for the year ended December 31, 2010 increased $13.1 million or 25.5% over the same period in 2009.

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 20, 2011
INTEREST INCOME
Total interest income for the fourth quarter of 2010 decreased $570,000 or 2.3% compared to the same period in 2009. The yield on average interest-earning assets decreased 19 basis points and average interest-earning assets for the fourth quarter 2010 increased $21.2 million or 1.2%. The decrease in yield was primarily the result of a decrease in the yield on loans of 38 basis points as the Bank offered competitive rates in the marketplace. In addition, investment security yields decreased 95 basis points to 3.36% due to market rate decreases.
Total interest income for the year ended December 31, 2010 decreased $2.3 million or 2.4% compared to 2009. The decrease in interest income in 2010 was the result of a decrease of 19 basis points in the yield on average interest-earning assets offset in part by the growth in average interest-earning assets in 2010, which increased $16.7 million or 0.9%. The decrease in yield was a result of an 82 basis point decrease in yield on investment securities and a $22.0 million decrease in the average balance of investment securities.
INTEREST EXPENSE
Interest expense for the fourth quarter of 2010 decreased $3.3 million or 34.1% compared to the same period in 2009. The decrease in interest expense was attributable to an 83 basis point decrease in the cost of interest-bearing liabilities and a decrease in average interest-bearing liabilities of $6.4 million or 0.4%. In addition to the general decrease in deposit rates, the Bank’s shift in deposit mix toward core demand and savings accounts contributed to the reduction in the cost of funds. Brokered deposits decreased $35.9 million compared to December 31, 2009. At December 31, 2010, brokered deposits represented only 3.9% of total deposits.
For the year ended December 31, 2010, interest expense decreased $15.4 million or 33.6% compared to the same period in 2009. The decrease in interest expense was attributable to a 97 basis point decrease in the cost of interest-bearing liabilities and a decrease in average interest-bearing liabilities of $8.9 million.
NONINTEREST INCOME
Noninterest income increased $1.4 million or 11.5% to $13.6 million for the quarter ended December 31, 2010, compared to the same period in 2009. The increase in noninterest income was primarily the result of a $6.0 million or 166.0% increase in income from mortgage banking activities. Mortgage banking income improved as a result of higher origination volume, which increased 106.9% compared to the fourth quarter of 2009 to $411 million due to the historically low interest rate environment and an expansion in the number of loan officers. This increase was somewhat offset by a $4.8 million decrease in securities gains as no investment securities were sold during the fourth quarter of 2010.

Fidelity Southern Corporation
Fourth Quarter Earnings Release
January 20, 2011
Noninterest income increased $8.9 million or 26.3% to $42.9 million for the year ended December 31, 2010 compared to 2009. The increase was a result of a $9.5 million or 63.6% increase in income from mortgage banking activities, a $1.3 million or 121.6% increase in income from SBA lending activities and a $782,000 or 114.5% increase in other operating income somewhat offset by a $3.0 million decrease in securities gains. Mortgage banking income improved as a result of higher origination volume, which increased 42.7% to $1.245 billion. SBA income improved as a result of higher sales volume which increased 46% over the same period in 2009 as liquidity continued to improve in the secondary market. Other operating income increased due primarily to higher net gains on the sales of other real estate. Securities gains decreased due to fewer sales compared to 2009.
NONINTEREST EXPENSE
Noninterest expense for the fourth quarter of 2010 increased $3.6 million or 21.8% to $20.2 million compared to the same period in 2009. The increase was due primarily to higher salaries and employee benefits which increased $3.6 million or 44.0% to $11.9 million due to higher commission expense related to the increased origination volume in the mortgage division as well as an increased number of lenders in the mortgage, SBA, Commercial, and Indirect Auto Lending divisions. Other operating expense increased $755,000 or 41.1% to $2.6 million due to higher mortgage related losses, underwriting, and advertising expenses. The cost of operation of other real estate decreased $974,000 or 48.0% to $1.1 million due to lower foreclosure expenses and write-downs related to ORE.
Noninterest expense for the year ended December 31, 2010 increased $11.4 million or 17.7% to $76.0 million compared to 2009. The increase was a result of higher salaries, commissions and employee benefits which increased $9.3 million or 28.0% to $42.6 million, and higher operating expense, which increased $1.9 or 26.8% to $9.0 million due primarily to higher underwriting, insurance and advertising expense.
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, Indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2009 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	QUARTER ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	2010	2009	2010	2009
INTEREST INCOME
LOANS, INCLUDING FEES	$22,430	$21,797	$87,316	$86,909
INVESTMENT SECURITIES	1,440	2,615	7,790	10,511
FEDERAL FUNDS SOLD AND BANK DEPOSITS	29	57	178	163

TOTAL INTEREST INCOME	23,899	24,469	95,284	97,583

INTEREST EXPENSE
DEPOSITS	4,713	7,973	23,445	38,621
SHORT-TERM BORROWINGS	123	195	1,021	617
SUBORDINATED DEBT	1,124	1,123	4,502	4,650
OTHER LONG-TERM DEBT	460	449	1,595	2,121

TOTAL INTEREST EXPENSE	6,420	9,740	30,563	46,009

NET INTEREST INCOME	17,479	14,729	64,721	51,574

PROVISION FOR LOAN LOSSES	6,975	7,500	17,125	28,800

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,504	7,229	47,596	22,774

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	993	1,149	4,284	4,413
OTHER FEES AND CHARGES	559	519	2,155	2,005
MORTGAGE BANKING ACTIVITIES	9,636	3,623	24,478	14,961
INDIRECT LENDING ACTIVITIES	1,088	992	4,485	4,229
SBA LENDING ACTIVITIES	638	515	2,435	1,099
SECURITIES GAINS	—	4,789	2,291	5,308
BANK OWNED LIFE INSURANCE	336	332	1,316	1,280
OTHER OPERATING INCOME	343	271	1,465	683

TOTAL NONINTEREST INCOME	13,593	12,190	42,909	33,978

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	11,939	8,292	42,573	33,261
FURNITURE AND EQUIPMENT	719	666	2,721	2,721
NET OCCUPANCY	1,106	1,125	4,480	4,421
COMMUNICATION EXPENSES	488	422	1,878	1,617
PROFESSIONAL AND OTHER SERVICES	1,399	1,288	4,790	4,916
COST OF OPERATION OF OTHER REAL ESTATE	1,056	2,030	6,995	6,859
FDIC INSURANCE EXPENSE	877	910	3,534	3,666
OTHER OPERATING EXPENSES	2,593	1,838	9,002	7,101

TOTAL NONINTEREST EXPENSE	20,177	16,571	75,973	64,562

INCOME (LOSS) BEFORE INCOME TAX (BENEFIT) EXPENSE	3,920	2,848	14,532	(7,810)
INCOME TAX EXPENSE (BENEFIT)	932	920	4,399	(3,955)

NET INCOME (LOSS)	2,988	1,928	10,133	(3,855)
PREFERRED STOCK DIVIDENDS	(823)	(824)	(3,293)	(3,293)

NET INCOME (LOSS) AVAILABLE TO COMMON EQUITY	$2,165	$1,104	$6,840	$(7,148)

INCOME (LOSS) PER SHARE:
BASIC INCOME (LOSS) PER SHARE	$0.20	$0.11	$0.64	$(0.70)

DILUTED INCOME (LOSS) PER SHARE	$0.18	$0.11	$0.57	$(0.70)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	10,769,876	10,260,736	10,667,003	10,204,168

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	12,162,501	10,418,241	12,005,189	10,204,168

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009
ASSETS

CASH AND DUE FROM BANKS	$47,242	$170,692
FEDERAL FUNDS SOLD	517	428

CASH AND CASH EQUIVALENTS	47,759	171,120
INVESTMENTS AVAILABLE-FOR-SALE	161,478	136,917
INVESTMENTS HELD-TO-MATURITY	14,110	19,326
INVESTMENT IN FHLB STOCK	6,542	6,767
LOANS HELD-FOR-SALE	209,898	131,231
LOANS	1,403,372	1,289,859
ALLOWANCE FOR LOAN LOSSES	(28,082)	(30,072)

LOANS, NET	1,375,290	1,259,787
PREMISES AND EQUIPMENT, NET	19,510	18,092
OTHER REAL ESTATE, NET	20,525	21,780
ACCRUED INTEREST RECEIVABLE	7,990	7,832
BANK OWNED LIFE INSURANCE	30,275	29,058
OTHER ASSETS	51,923	49,610

TOTAL ASSETS	$1,945,300	$1,851,520

LIABILITIES

DEPOSITS:
NONINTEREST-BEARING DEMAND	$185,614	$157,511
INTEREST-BEARING DEMAND/ MONEY MARKET	427,590	252,493
SAVINGS	398,012	440,596
TIME DEPOSITS, $100,000 AND OVER	246,317	257,450
OTHER TIME DEPOSITS	355,715	442,675

TOTAL DEPOSIT LIABILITIES	1,613,248	1,550,725

SHORT-TERM BORROWINGS	32,977	41,870
SUBORDINATED DEBT	67,527	67,527
OTHER LONG-TERM DEBT	75,000	50,000
ACCRUED INTEREST PAYABLE	2,973	4,504
OTHER LIABILITIES	13,064	7,209

TOTAL LIABILITIES	1,804,789	1,721,835

SHAREHOLDERS’ EQUITY

PREFERRED STOCK	45,578	44,696
COMMON STOCK	57,521	53,342
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	458	(64)
RETAINED EARNINGS	36,954	31,711

TOTAL SHAREHOLDERS’ EQUITY	140,511	129,685

TOTAL LIABILITIES AND SHARE-HOLDERS’ EQUITY	$1,945,300	$1,851,520

BOOK VALUE PER SHARE	$8.81	$8.27

SHARES OF COMMON STOCK OUTSTANDING	10,776,296	10,275,941

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009	PERCENT CHANGE

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$97,331	$113,604	(14.32)%
TAX-EXEMPT COMMERCIAL	5,151	5,350	(3.72)%
REAL ESTATE MORTGAGE — COMMERCIAL	351,548	287,354	22.34%

TOTAL COMMERCIAL	454,030	406,308	11.75%
REAL ESTATE-CONSTRUCTION	116,755	154,785	(24.57)%
REAL ESTATE-MORTGAGE	139,254	130,984	6.31%
CONSUMER INSTALLMENT	693,333	597,782	15.98%

LOANS	1,403,372	1,289,859	8.80%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	155,029	80,869	91.70%
SBA LOANS	24,869	20,362	22.13%
INDIRECT AUTO LOANS	30,000	30,000	0.00%

TOTAL LOANS HELD-FOR-SALE	209,898	131,231	59.95%

TOTAL LOANS	$1,613,270	$1,421,090

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	YEAR ENDED
	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009

BALANCE AT BEGINNING OF PERIOD	$30,072	$33,691
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	883	315
SBA	381	730
REAL ESTATE-CONSTRUCTION	11,274	20,217
REAL ESTATE-MORTGAGE	656	416
CONSUMER INSTALLMENT	7,086	11,622

TOTAL CHARGE-OFFS	20,280	33,300
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	23	9
SBA	5	31
REAL ESTATE-CONSTRUCTION	361	76
REAL ESTATE-MORTGAGE	8	20
CONSUMER INSTALLMENT	768	745

TOTAL RECOVERIES	1,165	881

NET CHARGE-OFFS	19,115	32,419
PROVISION FOR LOAN LOSSES	17,125	28,800

BALANCE AT END OF PERIOD	$28,082	$30,072

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	1.44%	2.44%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	2.00%	2.33%
NONPERFORMING ASSETS
(UNAUDITED)

	DECEMBER 31,
(DOLLARS IN THOUSANDS)	2010	2009

NONACCRUAL LOANS	$76,545	$69,743
REPOSSESSIONS	1,119	1,393
OTHER REAL ESTATE	20,525	21,780

TOTAL NONPERFORMING ASSETS	$98,189	$92,916

*** INCLUDES SBA GUARANTEED AMOUNTS OF APPROXIMATELY	$7,818	$4,500

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	6.01%	6.43%
DELINQUENCIES
(UNAUDITED)

(IN THOUSANDS)	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09
PAST DUE (30-59)	$9,227	$4,664	$7,618	$19,171	$11,905
PAST DUE (60-89)	1,356	9,631	1,289	658	6,505
PAST DUE (90+)	—	—	—	563	—

TOTAL PAST DUE	$10,583	$14,295	$8,907	$20,392	$18,410

INDIRECT	$4,936	$3,635	$3,958	$4,551	$7,912
CONSTRUCTION	1,064	8,411	—	12,282	292
COMMERCIAL	2,075	314	—	946	5,295
SBA	698	—	2,911	740	3,238
OTHER	1,810	1,935	2,038	1,873	1,673

TOTAL PAST DUE	$10,583	$14,295	$8,907	$20,392	$18,410

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR ENDED
	December 31, 2010			December 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,475,351	$87,104	5.90%	$1,444,423	$86,643	6.00%
Tax-exempt (1)	5,267	324	6.17%	6,817	395	5.93%

Total loans	1,480,618	87,428	5.90%	1,451,240	87,038	6.00%

Investment securities
Taxable	208,834	7,302	3.50%	227,731	9,901	4.35%
Tax-exempt (2)	11,706	730	6.23%	14,760	898	6.09%

Total investment securities	220,540	8,032	3.65%	242,491	10,799	4.47%

Interest-bearing deposits	74,792	177	0.24%	55,149	139	0.25%
Federal funds sold	613	1	0.07%	11,013	24	0.22%

Total interest-earning assets	1,776,563	95,638	5.38%	1,759,893	98,000	5.57%

Cash and due from banks	12,213			25,900
Allowance for loan losses	(28,085)			(33,632)
Premises and equipment, net	18,877			18,725
Other real estate	23,225			21,527
Other assets	76,864			66,461

Total assets	$1,879,657			$1,858,874

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$344,607	$3,014	0.87%	$236,819	$2,794	1.18%
Savings deposits	415,516	5,767	1.39%	333,865	6,963	2.09%
Time deposits	633,374	14,664	2.32%	829,229	28,864	3.48%

Total interest-bearing deposits	1,393,497	23,445	1.68%	1,399,913	38,621	2.76%

Federal funds purchased	740	7	0.94%	—	—	—
Securities sold under agreements to repurchase	22,436	442	1.97%	29,237	390	1.33%
Other short-term borrowings	14,493	572	3.94%	6,407	227	3.54%
Subordinated debt	67,527	4,502	6.67%	67,527	4,650	6.89%
Long-term debt	61,575	1,595	2.59%	66,096	2,121	3.21%

Total interest-bearing liabilities	1,560,268	30,563	1.96%	1,569,180	46,009	2.93%

Noninterest-bearing:
Demand deposits	169,120			142,656
Other liabilities	15,137			14,425
Shareholders’ equity	135,132			132,613

Total liabilities and shareholders’ equity	$1,879,657			$1,858,874

Net interest income / spread		$65,075	3.42%		$51,991	2.64%

Net interest margin			3.66%			2.95%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $112,000 and $129,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $242,000 and $288,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	December 31, 2010			December 31, 2009
	Average	Income/	Yield/	Average	Income/	Yield/
(DOLLARS IN THOUSANDS)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,568,247	$22,377	5.67%	$1,426,348	$21,736	6.05%
Tax-exempt (1)	5,227	82	6.21%	5,897	90	6.26%

Total loans	1,573,474	22,459	5.67%	1,432,245	21,826	6.05%

Investment securities
Taxable	167,523	1,318	3.15%	237,112	2,491	4.20%
Tax-exempt (2)	11,705	183	6.26%	11,941	185	6.18%

Total investment securities	179,228	1,501	3.36%	249,053	2,676	4.31%

Interest-bearing deposits	44,798	29	0.26%	89,777	54	0.24%
Federal funds sold	601	—	0.07%	5,863	3	0.22%

Total interest-earning assets	1,798,101	23,989	5.29%	1,776,938	24,559	5.48%

Cash and due from banks	22,349			24,384
Allowance for loan losses	(27,663)			(31,844)
Premises and equipment, net	19,411			18,285
Other real estate	21,560			21,245
Other assets	75,012			68,162

Total assets	$1,908,770			$1,877,170

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$433,452	$798	0.73%	$252,732	$606	0.95%
Savings deposits	379,991	1,084	1.13%	426,124	1,783	1.66%
Time deposits	588,528	2,831	1.91%	733,904	5,584	3.02%

Total interest-bearing deposits	1,401,971	4,713	1.33%	1,412,760	7,973	2.24%

Federal funds purchased	—	—	—	—	—	—
Securities sold under agreements to repurchase	22,077	123	2.21%	15,188	18	0.46%
Other short-term borrowings	—	—	0.00%	17,989	177	3.91%
Subordinated debt	67,527	1,124	6.60%	67,527	1,123	6.60%
Long-term debt	75,000	460	2.44%	59,511	449	2.99%

Total interest-bearing liabilities	1,566,575	6,420	1.63%	1,572,975	9,740	2.46%

Noninterest-bearing:
Demand deposits	185,866			158,581
Other liabilities	16,290			14,032
Shareholders’ equity	140,039			131,582

Total liabilities and shareholders’ equity	$1,908,770			$1,877,170

Net interest income / spread		$17,569	3.66%		$14,819	3.02%

Net interest margin			3.88%			3.31%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $29,000 and $29,000, respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2010 and 2009 of $61,000 and $61,000, respectively.